UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2013

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200, Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(281) 606-4900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    Election of Directors
On March 18, 2013, the Board of Directors (the “Board”) of Era Group Inc. (the “Company”) approved the expansion of the Board from six to eight members and the appointment of each of Ann Fairbanks, Christopher P. Papouras and Yueping Sun (collectively, the “Appointed Directors”) to fill the vacancies and serve as directors of the Company, effective immediately. No Appointed Director has yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such initial appointments after they are made.
Each Appointed Director will receive compensation that is commensurate with that received by the Company’s other non-employee directors. Each Appointed Director also is expected to enter into the Company’s standard form of director indemnification agreement, which is filed as Exhibit 10.10 to the Registration Statement on Form 10 filed by the Company with the Securities and Exchange Commission on October 12, 2012.
Mrs. Fairbanks, 72, is the founder and Chairman of The Fairbanks Investment Fund, a U.S. private equity fund providing capital to middle market European companies which seek strategic growth in global markets, since its inception in 2007.   From 1990 to 2000, Mrs. Fairbanks was a partner in investment subsidiaries of Keystone, Inc., the principal investment vehicle for Robert M. Bass, a Fort Worth, Texas-based investor. Prior to joining Keystone, Mrs. Fairbanks served in a number of U.S. government positions:  from 1983 to 1987 as Chief Operating Officer of the primary bank regulator for the U.S. Thrift Industry, the Federal Home Loan Bank Board, which also had oversight responsibility for the Federal Home Loan Bank System, the Federal Savings and Loan Insurance Corporation, and the Federal Home Loan Mortgage Corporation.  She subsequently served as a Presidential appointee on the initial Board of the newly privatized Federal Home Loan Mortgage Corporation until 1994.  From 1981 to 1983, Mrs. Fairbanks served as Deputy Assistant Director for Economic Policy on the White House Domestic Policy Staff of President Ronald Reagan.  Mrs. Fairbanks currently serves as the Chairman of the Boards of Directors of each of Clarion Industries and Proteonic and as a director on the Boards of Directors of each of Invectys SA and Routin SA.  Previously, Mrs. Fairbanks has served on the Boards of Directors of ING Bank, FSB (ING DIRECT), where she was lead director through sale of the bank to Capital One Bank in 2010; Tarkett SA, as a director and member of the Audit Committee from 2002 to 2007; and as a director of Modelabs SA from 2009 to 2011.  She is also a member of the Board of Directors and Executive Committee of the French-American Foundation in New York, since 2002; a member of the Board of Directors of the French-American Foundation in France, since 2006; a member of the National Committee of the Aspen Music Festival, since 2001; and a member of the International Women’s Forum in Washington, D.C., since 1996.  Mrs. Fairbanks received her Bachelor’s Degree in Philosophy from Newton College of the Sacred Heart in 1962 and received her Master’s Degree in Public Policy from Columbia University in 1979.
Mrs. Fairbanks’ extensive experience with investment activities and board positions provides additional depth to the Board’s analysis and evaluation of investment and acquisition opportunities and other corporate opportunities and enhances the Board’s leadership and corporate governance experience.
Mr. Papouras, 45, has been President of Canrig Drilling Technology, Ltd., a leading supplier of drilling equipment for the oil and gas drilling industry, since 1998. Previously, Mr. Papouras was President of Epoch Well Services, Inc., a provider of information technology services to the oil and gas industry, and Assistant to the Chairman of Nabors Industries, Inc., a land drilling contractor and subsidiary of Nabors Industries Ltd. Mr. Papouras is active in the Young Presidents’ Organization, serves as an Advisory Board Member of Knowledge is Power Program, Houston Public Schools and serves on the Board of Directors and Executive Committee of the Boys & Girls Club of Greater Houston. Mr. Papouras received his Bachelor in Science in Engineering Degree in Chemical Engineering from Princeton University with high honors in 1989 and received a Masters in Science in Management and a Masters in Science in Chemical Engineering from Massachusetts Institute of Technology in 1991.
Mr. Papouras brings extensive industry experience as well as corporate leadership and financial and operational management experience to the Board.
Ms. Sun, 56, has been Of Counsel for the law firm of Yetter Coleman LLP since 2005, where her principal areas of practice include corporate and securities law. She also has served as Rice University Representative since 2004. Previously, Ms. Sun practiced law in New York City with White & Case LLP and Sidley Austin Brown & Wood LLP. Ms. Sun is a board member of the Asia Society, Texas Center, St. John’s School, and the United Way of Greater Houston, a trustee of Texas Children’s Hospital and honorary co-chair of Rice’s Baker Institute Roundtable.  She also serves as a member of the advisory board of Rice’s Shepherd School of Music, the Kinder Institute for Urban Research, Asian Chamber of Commerce, Chinese Community Center and the Mayor’s International Trade and Development Council for Asia/Australia.  Ms. Sun has been recognized by several organizations for her contributions to the community, including the 2010 International Executive of the Year, Texas China Distinguished Leader in Education Award, the 2011 Asian American Leadership Award, Woman on the Move, one of the Most 50 Influential Women of 2010 and the 2012 ABC Channel 13 Woman of Distinction.  Ms. Sun received a Bachelor of Arts degree from the Woodrow

Wilson School of Public and International Affairs at Princeton University with high honors in 1985 and a Doctor of Jurisprudence from Columbia University School of Law in 1988.
Ms. Sun’s experience as a corporate and securities lawyer concentrating on cross-border and other corporate transactions adds great value to the Board with respect to transactional matters and corporate governance, and her broad experience provides for enhanced Board diversity.
The Company is aware of no arrangement or understanding between any of the Appointed Directors and any other person pursuant to which he or she was selected as a director. In addition, the Company is not aware of any related party transactions with respect to any Appointed Director to report under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

By:     /s/ Christopher S. Bradshaw
Name:     Christopher S. Bradshaw

Title:	Executive Vice President and Chief Financial Officer

Date: March 21, 2013